United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 20, 2013

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 13, 2013, the Company held its 2013 Annual Meeting of Shareholders.

Four proposals were submitted to and approved by the Company's shareholders. Of the 49,293,845 shares of common stock outstanding at July 29, 2013 (the record date), the holders of 39,158,278 shares, representing 79.43% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy. A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Idaho law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. The proposals are described in detail in the Company's Proxy Statement that was filed with the Securities and Exchange Commission on July 29, 2013. The final results were as follows:

PROPOSAL #001 ELECTION OF DIRECTORS

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Dehryl A. Dennis	13,302,869	3,874,207	21,981,202
Todd R. Hackett	16,407,846	769,230	21,981,202
Robert O. Grover	13,524,365	3,652,711	21,981,202
Murali Ranganathan	16,462,233	714,843	21,981,202

PROPOSAL #002 APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,307,219	5,212,279	657,578	21,981,202

PROPOSAL #003 RECOMMEND FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
13,584,026	69,747	1,737,902	1,785,401

PROPOSAL #004 RATIFY M&K CPAS, PLLC, AS INDEP. REG. PUBLIC ACCOUNTANT

FOR	AGAINST	ABSTAIN
38,378,851	265,126	514,301

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	September 20, 2013	By:	/s/ Robert O. Grover
Robert O. Grover
CEO

2